As filed with the Securities and Exchange Commission on November 7, 2001

                                                   Registration No. 333-68190-01

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            POST-EFFECTIVE AMENDMENT
                                      NO. 1
                                       ON
                                    FORM S-8
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933*

                       CROSS MEDIA MARKETING CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                    461 FIFTH AVENUE, 19TH FLOOR
          DELAWARE                  NEW YORK, NEW YORK 10017                         13-4042921
-------------------------------     ----------------------------     ------------------------------------
(STATE OR OTHER JURISDICTION OF      (ADDRESS OF PRINCIPAL           (I.R.S. EMPLOYER IDENTIFICATION NO.)
INCORPORATION OR ORGANIZATION)        EXECUTIVE OFFICES)

       MINDERSOFT, INC. 1998 STOCK OPTION PLAN (AS ASSUMED BY CROSS MEDIA) SMARTRAY NETWORK, INC. STOCK OPTION AND RESTRICTED STOCK PURCHASE PLAN
                           (AS ASSUMED BY CROSS MEDIA)

     LIFEMINDERS, INC. 2000 STOCK INCENTIVE PLAN (AS ASSUMED BY CROSS MEDIA)
--------------------------------------------------------------------------------
                              (Full title of plans)

                                 RONALD ALTBACH
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                          461 FIFTH AVENUE, 19TH FLOOR
                            NEW YORK, NEW YORK 10017
                                 (212) 457-1200

                            FACSIMILE (212) 457-1202
                   -------------------------------------------
                      (NAME, ADDRESS AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                          COPIES OF COMMUNICATIONS TO:

                             BRAD L. SHIFFMAN, ESQ.
                        BLANK ROME COMISKY & MCCAULEY LLP
                              THE CHRYSLER BUILDING
                              405 LEXINGTON AVENUE
                          NEW YORK, NEW YORK 10174-0208
                                 (212) 885-5000
                            FACSIMILE (212) 885-5001

                         CALCULATION OF REGISTRATION FEE

   TITLE OF EACH CLASS OF        AMOUNT TO BE       PROPOSED MAXIMUM         PROPOSED MAXIMUM             AMOUNT OF
 SECURITIES TO BE REGISTERED     REGISTERED(1)   OFFERING PRICE PER UNIT      OFFERING PRICE          REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------
Common Stock,  par value          697,825               (2)                         (2)               $     (2)
$.001 per share

(1) Plus such indeterminate number of additional shares as may be issued pursuant to certain anti-dilution provisions contained in the Plans.

(2) Not applicable. All filing fees payable in connection with the registration of the issuance of these securities were paid in connection with the filing of Cross Media's Form S-4 Registration Statement (No. 333-68190) on August 22, 2001.

* Filed as a Post-Effective Amendment on Form S-8 to such Form S-4 Registration Statement pursuant to the procedure described in Part II under "Introductory Statement."

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

            The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the Mindersoft, Inc. 1998 Stock Option Plan, the Smartray Network, Inc. Stock Option and Restricted Stock Purchase Plan and the LifeMinders, Inc. 2000 Stock Incentive Plan, collectively referred to as the Plans, as specified by Rule 428(b)(1) promulgated by the SEC under the Securities Act.

         These documents are not being filed with the SEC, but constitute (along with the documents incorporated by reference into this registration statement in
Item 3 of Part II of this registration statement) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

                             INTRODUCTORY STATEMENT

         Cross Media Marketing Corporation hereby amends its registration statement on Form S-4 (No. 333-68190) by filing this Post-Effective Amendment No. 1 on Form S-8 with respect to up to 697,825 (post-reverse stock split) (3,489,129 pre-reverse stock split) shares of Cross Media's common stock issuable in connection with the following plans of LifeMinders, Inc.:
Mindersoft, Inc. 1998 Stock Option Plan, the Smartray Network, Inc. Stock Option and Restricted Stock Purchase Plan and the LifeMinders, Inc. 2000 Stock Incentive Plan, collectively referred to as the Plans. All 697,825 (post-reverse stock split) (3,489,129 pre-reverse stock split) shares of common stock were previously included in the registration statement Form S-4.

         On October 24, 2001, Cross Media completed the acquisition of LifeMinders pursuant to the provisions of the Amended and Restated Agreement and Plan of Merger dated as of August 20, 2001, as amended, between Cross Media and LifeMinders. In accordance with the terms of the merger agreement, LifeMinders merged with and into Cross Media and the holders of LifeMinders common stock received for each share of LifeMinders common stock held immediately prior to the merger (i) 1.2982 (pre-reverse stock split) (.2596 post-reverse stock split) shares of Cross Media common stock (for those LifeMinders stockholders who elected to receive (or otherwise were to receive) all Cross Media common stock),
(ii) $1.1116 in cash and .7381 (pre-reverse stock split) (.1476 post-reverse stock split) shares of Cross Media common stock (for those LifeMinders stockholders who elected to receive all cash but received some cash and payment of the balance of the merger consideration in shares of Cross Media common stock because LifeMinders stockholders elected to receive more than the aggregate maximum cash portion of the merger consideration) or (iii) $.8588 in cash and
 .8655 (pre-reverse stock split) (.1731 post-reverse stock split) shares of Cross Media common stock (for those LifeMinders stockholders who elected to receive the prescribed mix of cash and Cross Media common stock). In addition, the holders of options to purchase shares of LifeMinders common stock became entitled to receive options to purchase 1.2982 (pre-reverse stock split) (.2596 post-reverse stock split) shares of Cross Media common stock for each option to purchase one (1) share of LifeMinders common stock owned immediately prior to the merger, with the exercise price proportionately adjusted. The stock options to be registered in this registration statement have been assumed by Cross Media in accordance with the merger. These options were originally granted to the employees, directors, consultants and advisors of LifeMinders under the Plans. Immediately after the consummation of the merger on October 24, 2001, Cross
Media effected a 1-for-5 share reverse stock split.

         The designation of this Post-Effective Amendment No. 1 on Form S-8 as Registration No. 333-68190-01 denotes that this registration statement relates only to the common stock issuable pursuant to the Plans, and that this is the first Post-Effective Amendment No. 1 on Form S-8 to the S-4 filed with respect to those shares.

Item 3.  Incorporation of Certain Documents by Reference.


         The following Cross Media documents filed with the SEC are incorporated herein by reference:

         (a) Cross Media's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000, as amended;

         (b) All other reports filed by Cross Media pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-KSB referred to in (a) above; and

         (c) The description of Cross Media's common stock set forth in the Registration Statement on Form 10 filed on February 24, 1999, including any amendment or report filed for the purpose of updating such description.

         The following LifeMinders, Inc. documents filed with the SEC are incorporated herein by reference:

         (a) LifeMinders' Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as amended;

         (b) All other reports filed by LifeMinders pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (a) above; and

         (c) The description of LifeMinders' capital stock set forth in the Registration Statement on Form S-1 filed on September 24, 1999, including any amendment or report filed for the purpose of updating such description.

         All reports and other documents subsequently filed by Cross Media with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold hereunder, shall be deemed incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel.


         Not Applicable.

Item 6.  Indemnification of Directors and Officers.


         The Delaware General Corporation Law (the "DGCL") provides, in substance, that Delaware corporations shall have the power, under specified circumstances, to indemnify their directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by third parties and in connection with actions or suits by or in the right of the corporation, by reason of the fact that they were or are such directors, officers, employees and agents, against expenses (including attorney's fees) and, in the case of actions, suits or proceedings brought by third parties, against judgments, fines and amounts paid in settlement actually and reasonably incurred in any such action, suit or proceeding.

         Cross Media's amended and restated certificate of incorporation and amended and restated bylaws provide for indemnification to the fullest extent permitted by the DGCL to Cross Media's directors and officers.

         In addition, Cross Media's amended and restated certificate of incorporation eliminates, to the fullest extent permitted by the DGCL, a Cross Media director's personal liability to Cross Media or its stockholders for monetary damages for breach of fiduciary duty as a director.

         Cross Media has obtained directors and officers' liability insurance that covers certain liabilities, including liabilities to Cross Media and its stockholders in the amount of $25 million.

Item 7.  Exemption from Registration Claimed.


         Not Applicable.

Item 8.  Exhibits.


         The following exhibits are filed as part of this Registration Statement or, where so indicated have been previously filed and are incorporated herein by reference.

EXHIBIT NUMBER    DESCRIPTION
--------------    -----------
     5.1          Opinion of Blank Rome Comisky & McCauley LLP

    23.1          Consent of Grant Thornton LLP

    23.2          Consent of PricewaterhouseCoopers LLP

    23.3          Consent of Blank Rome Comisky & McCauley LLP (included in Exhibit 5.1)

    24.1          Power of Attorney (included on signature page)


Item 9.  Undertakings.


         (a) The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                       (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                       (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

              (2) That for the purpose of determining any liability under the Securities Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 on Form S-8 to Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in New York, New York, on November 7, 2001.

                                     Cross Media Marketing Corporation

                                     By: /s/ Ronald Altbach
                                     -------------------------------------------
                                     Ronald Altbach
                                     Chairman of the Board and Chief Executive
                                     Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ronald Altbach and Chet Borgida, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including, without limitation, post-effective amendments) to this registration statement and any registration statement filed under Rule 462 under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 on Form S-8 to Form S-4 has been signed by the following persons as of November 7, 2001 in the capacities indicated:

SIGNATURES                                           TITLE
----------                                           -----
/s/ Ronald Altbach                                   Chairman of the Board and Chief Executive Officer
-----------------------------------------
    Ronald Altbach

                                                     Director, President and Chief Operating Officer
/s/ Richard Kaufman
-----------------------------------------
Richard Kaufman

/s/ Chet Borgida                                     Chief Financial Officer
-----------------------------------------
Chet Borgida

/s/ Richard Cohen                                    Director
-----------------------------------------
Richard Cohen


/s/ Bruce Dorskind                                   Director
-----------------------------------------
Bruce Dorskind

/s/ Ken Lambert                                      Director
-----------------------------------------
Ken Lambert

/s/ William Morrissey                                Director
-----------------------------------------
William Morrissey

/s/ Jonathan Bulkeley                                Director
-----------------------------------------
Jonathan Bulkeley

/s/ Douglas A. Lindgren                              Director
-----------------------------------------
Douglas A. Lindgren

                                  EXHIBIT INDEX

         5.1      Opinion of Blank Rome Comisky & McCauley LLP

         23.1     Consent of Grant Thornton LLP

         23.2     Consent of PricewaterhouseCoopers LLP

         23.3     Consent of Blank Rome Comisky & McCauley LLP (included in
                  Exhibit 5.1)

         24.1     Power of Attorney (included in Signature Page)